CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-229589) of AXA Equitable Life Insurance Company of our report dated March 28, 2019 relating to the consolidated financial statements and financial statement schedules, which appears in AXA Equitable Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 16, 2019